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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 19, 1999, except for Note 9, as to which the date is August 13, 1999, in the Registration Statement (Form S-1) and related Prospectus of E-Stamp Corporation.

                                           /s/ Ernst & Young LLP

Palo Alto, California
August 13, 1999